                                              Registration No. 33-
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            Registration Statement
                                     under
                          The Securities Act of 1933


                              PLASMA-THERM, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Florida                          04-2554632
       ------------------------    ------------------------------------
       (State of incorporation)    (I.R.S. Employer Identification No.)


         9509 International Court, St. Petersburg, Florida      33716
         ------------------------------------------------------------
         (Address of principal executive offices)          (Zip Code)


                               Plasma-Therm, Inc.
                           1995 Stock Incentive Plan
                           -------------------------
                           (Full title of the plan)

                              Diana M. DeFerrari
                       Vice President of Administration
                            and Corporate Secretary
                           9509 International Court
                         St. Petersburg, Florida 33716
                    ---------------------------------------
                    (Name and address of agent for service)

                                (813) 577-4999
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                  Copies to:

                          Carl W. Schneider, Esquire
                      Wolf, Block, Schorr and Solis-Cohen
                        Twelfth Floor, Packard Building
                      S.E. Corner 15th & Chestnut Streets
                            Philadelphia, PA 19102
                                (215) 977-2000

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                        Proposed     Proposed
                                        Maximum      Maximum
                           Amount       offering     Aggregate    Amount of
    Title of Securities    to be        Price Per    Offering   Registration
    to be Registered    Registered(1)   Share (2)    Price (2)     Fee (2)
    ----------------    -------------   ---------    ---------  ------------
    Common Stock,         3,000,000      $3.71875   $11,156,250   $3,846.98
    $.01 par value
- --------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System on June 15, 1995.

- --------------------------------------------------------------------------------

                                    PART II
                                    -------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------



Item 3.  Incorporation of Documents by Reference.
- ------   ---------------------------------------

          The following documents filed by Plasma-Therm, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended November 30, 1994.

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1995.

          (c) The description of the Registrant's Common Stock contained in a Registration Statement on Form 8-A filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering hereby.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

          Experts.
          -------

          The financial statements and schedules of the Registrant for the period ended November 30, 1994, incorporated by reference in this Registration Statement have been audited by Grant Thornton LLP, independent auditors, as indicated in their reports with respect thereto. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Grant Thornton LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of said firm as experts in accounting and auditing.

Item 4.  Description of Securities.
- ------   -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- ------   --------------------------------------

          The financial statements and schedules incorporated by reference in this registration statement have been audited by Grant Thornton LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

Item 6.  Indemnification of Directors and Officers.
- ------   -----------------------------------------

          For information regarding provisions under which a director or officer of the Registrant may be insured or indemnified in any manner against liability which he or she may incur in his or her capacity as such, reference is made to
Section 607.0850 of the Florida 1989 Business Corporation Act, as amended, which provides as follows:

          "1. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

          4. Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

          (a) By the board of directors, by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

          (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c)  By independent legal counsel:

          1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

          2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

          (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

          (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

          (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

          (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

          (c) In the case of a director, a circumstance under which the liability provisions of S.607.0834 are applicable; or

          (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

          (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

          (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

          (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

          (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

          (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (11) For purposes of this section:

          (a) The term "other enterprises" includes employee benefit plans;

          (b) The term "expenses" includes counsel fees, including those for appeal;

          (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

          (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

          (e) The term "agent" includes a volunteer;

          (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

          (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

          (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section."

          Article IV of the Registrant's By-laws provides:

"Section 1 --  Definitions:

          Certain terms used in this Article shall be defined as follows or, where so indicated, shall include the following meanings in addition to their normal and their statutory meanings:

          (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation as a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent;

          (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (c) "Expenses" means reasonable costs, disbursements, and counsel fees actually incurred;

          (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties;

          (e) "Criminal third party proceedings" shall mean any threatened, pending or completed action or quasi-administrative proceeding or investigation;

          (f) "Derivative action" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor;

          (g) "Party" shall include the giving of testimony or similar involvement, whether or not named as a party;

          (h) "Third party proceeding" shall mean any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any inquiry or investigation which could lead to such action, suit or proceeding, other than an action by or in the right of the Corporation.

Section 2 -- Directors and Officers -- Third Party Proceedings:

          The Corporation shall indemnify any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she was or is a corporate agent, or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, to the full extent permitted by Florida law, including, without limitation, indemnification against his or her expenses and liabilities in connection with the third party proceeding if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe his or her conduct was unlawful or in violation of applicable rules. The termination of any third party proceeding by judgment, order, settlement, consent, filing of a criminal complaint or information, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal third party proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3 --  Directors and Officers -- Derivative Actions:

          The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any derivative action by reason of the fact that such director or officer was or is a corporate agent, against his or her expenses in the action if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such derivative action is or was pending shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case he or she is fairly and reasonably entitled to indemnity for such items which the court shall deem proper.

Section 4 -- Employees and Agents:

          A corporate agent other than a director or officer of the Corporation may be indemnified by the Corporation or have his or her expenses advanced in accordance with the procedures set forth in Sections 2, 3, 5, 6, and 7 of this Article. To the extent that a corporate agent has been successful on the merits or otherwise in defense of any third party proceeding or derivative action or in defense of any claim, issue or matter therein, the corporate agent shall be indemnified against his or her expenses in connection therewith.

Section 5 -- Procedure for Effecting Indemnification:

          Indemnification under Sections 2, 3 or 4 of this Article (unless ordered by a court, in which case the expenses of the corporate agent in enforcing indemnification shall be added to and be included in the final judgment against the Corporation) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the corporate agent is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article or has been successful on the merits or otherwise as set forth in
Section 4 of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

          (a) By the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the third party proceeding or derivative action; or

          (b) If a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors or committee thereof so directed, by independent legal counsel in a written opinion.

Section 6 -- Independent Legal Counsel:

          Independent legal counsel may be appointed by the Board of Directors, even if a quorum of disinterested directors is not available, or by a person or committee designated by the Board of Directors. Independent legal counsel shall not include any employee of the Corporation. If independent legal counsel shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.

Section 7 -- Advancing Expenses:

          Expenses incurred in defending a third party proceeding or derivative action shall be paid on behalf of a director or officer, and may be paid on behalf of any other corporate agent, by the Corporation in advance of the final disposition of the action as authorized in the manner provided by Section 5 of this Article (except that the person(s) making the determination thereunder need not make a determination on whether the applicable standard of conduct has been met unless a judicial determination has been made with respect thereto or the person seeking indemnification has conceded that he or she has not met such standard) upon receipt of any undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as required in this Article or authorized by law. The financial ability of any such person to make such repayment shall not be a prerequisite to the making of an advance.

Section 8 -- Conditions:

          The Corporation may impose reasonable conditions upon any person seeking indemnification (including advanced expenses) under this Article including, but not limited to, a condition to the effect that, except to the extent differing interests compel another result, persons to be indemnified under this paragraph may be required to share the same counsel and other services.

Section 9 -- Insurance:

          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a corporate agent against any expenses and liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article.

Section 10 -  Discharge of Duties:

          In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements an other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accounts, or other persons as to matters that the director, officer, employee, or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled.

 Section 11 -- Scope of Article:

          Each person who shall act as a corporate agent shall be deemed to be doing so in reliance upon the rights of indemnification provided in this Article. The indemnification provided by this Article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under any statute, agreement, vote of disinterested directors, or otherwise, regardless of whether the event giving rise to indemnification occurred before or after the effectiveness thereof, both as to action taken in the official capacity of such person and as to action in another capacity while holding his or her office or position, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of his or her heirs and personal representatives.


Item 7.  Exemption from Registration Claimed.
- ------   -----------------------------------

          None.

Item 8.  Exhibits.
- ------   --------

          The following exhibits are filed as part of this registration statement:

           4 Plasma-Therm, Inc. 1995 Stock Incentive Plan, as adopted March 17, 1995.

           5        Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen.

          23.1 Consent of Grant Thornton LLP, independent certified public accountants.

          23.2      Consent of Wolf, Block, Schorr and Solis-Cohen (contained in
                    Exhibit 5).

          24 Powers of Attorney (included on signature page included in Part II to this Registration Statement).

Item 9.  Undertakings.
- ------   ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply
if the registration statement is on Form S-3, Form    S-8 or Form F-3, and the
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                       SIGNATURES AND POWERS OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida on June 16, 1995.

                                                  PLASMA-THERM, INC.


                                                  By: /s/Ronald H. Deferrari
                                                     ---------------------------
                                                     Ronald H. Deferrari,
                                                     Chairman of the Board


          KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ronald H. Deferrari and Diana M. DeFerrari and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 16, 1995.

Signature                     Title
- ---------                     -----


/s/Ronald H. Deferrari    President, Treasurer, Chairman of the
- ----------------------    Board and Director (Principal Executive
Ronald H. Deferrari       and Principal Financial Officer)


/s/A. S. Gianoplus        Director
- ----------------------
A. S. Gianoplus


/s/Stacy L. Wagner        Controller (Principal Accounting
- ----------------------    Officer)
Stacy L. Wagner

                                 EXHIBIT INDEX


   Exhibit No.      Description of Exhibit                       Page
   -----------      ----------------------                       ----


       4            Plasma-Therm, Inc. 1995 Stock
                    Incentive Plan, as adopted March 17, 1995.

       5 Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen.

      23.1 Consent of Grant Thornton LLP, independent certified public accountants.

      23.2          Consent of Wolf, Block, Schorr and Solis-Cohen (contained in
                    Exhibit 5).

      24 Powers of Attorney (included on signature page included in Part II to this Registration Statement).

                                     -17-